Exhibit 99.1

Veracyte Announces Fourth Quarter and Full-Year 2019 Financial Results
and Provides 2020 Financial Outlook

2019 Total Revenue Grew 31% to $120.4 Million; Genomic Test Volume Grew 25% to 39,612

Achieved Fourth Quarter 2019 Positive Cash Flow from Operations

Fourth Quarter Acquisition Positions Company for Global Expansion

Conference Call and Webcast Today at 5:00 p.m. ET

SOUTH SAN FRANCISCO, Calif., February 25, 2020 --- Veracyte, Inc., (Nasdaq: VCYT) today announced financial results and business progress for the quarter and full year ended December 31, 2019, and provided financial guidance for 2020.

“Veracyte experienced a transformational year in 2019 as we successfully drove strong revenue and volume growth across our products, secured strategic biopharmaceutical collaborations, advanced our pipeline - specifically, our nasal swab test for early lung cancer detection - and positioned the company to become a global leader in advanced genomic diagnostics on a world-class instrumentation platform,” said Bonnie H. Anderson, chairman and chief executive officer of Veracyte. “We also achieved cashflow breakeven status for the fourth quarter of 2019, underscoring our focus on driving business growth, while maintaining financial discipline. We expect 2020 to be a big year for the company as we grow our business, advance our pipeline and leverage the opportunity to expand our global footprint.”

Fourth Quarter and Full-Year 2019 Financial Results

For the three months ended December 31, 2019, compared to the prior year:

•	Total Revenue was $29.7 million, an increase of 15%;

•	Gross Margin was 66%, unchanged;

•	Operating Expenses, Excluding Cost of Revenue, were $27.8 million, an increase of 38%;

•	Net Loss and Comprehensive Loss was ($7.5) million, an increase of 140%;

•	Basic and Diluted Net Loss Per Common Share was ($0.15), an increase of 88%;

•	Net Cash Provided by Operating Activities was $1.8 million, compared to $1.2 million used; and

•	Cash and Cash Equivalents was $159.3 million at December 31, 2019.

For the year ended December 31, 2019, compared to the prior year:

•	Total Revenue was $120.4 million, an increase of 31%;

•	Gross Margin was 70%, an increase of six percentage points;

•	Operating Expenses, Excluding Cost of Revenue, were $99.0 million, an increase of 22%;

•	Net Loss and Comprehensive Loss was ($12.6) million, an improvement of 45%;

•	Basic and Diluted Net Loss Per Common Share was ($0.27), an improvement of 56%; and

•	Net Cash Used in Operating Activities was $3.2 million, an improvement of 76%.

2019 Full-Year and Recent Business Highlights

Commercial Growth:

•
Achieved strong revenue growth across our testing and product portfolio delivering $29.5 million in the fourth quarter and $108.3 million for 2019, an increase of 16% and 19%, respectively, compared to the prior year.

•	Accelerated pulmonology testing revenue to $2.0 million and $5.5 million for the fourth quarter and full year, respectively, a 123% and 174% increase compared to prior year.

•	Grew total genomic volume (Afirma, Percepta and Envisia) by 18% to 10,846 tests in the fourth quarter of 2019 and by 25% to 39,612 tests in 2019, compared to prior year.

•	Increased genomic volume for our pulmonology products by 136% in 2019 compared to prior year, achieving growth targets for both the Percepta and Envisia classifiers.

•
Received final Medicare coverage in March 2019 for the Envisia classifier and published strong clinical validation and clinical utility data in The Lancet Respiratory Medicine, propelling nationwide commercial expansion of the test in the second half of 2019.

•	Expanded payer contracts by 14.4 million lives, making Veracyte an in-network genomic testing provider to health plans representing over 225 million members.

•
Continued to build an extensive library of clinical data across our portfolio in 2019, including 8 publications and 11 presentations at leading medical meetings, demonstrating our Afirma and pulmonology tests’ performance and clinical utility.

•
Eleven abstracts were presented at the San Antonio Breast Cancer Symposium in December 2019, including data showing a benefit of Prosigna® over other genomic testing to identify patients’ long-term risk of developing distant metastases. In addition, data were presented showing the test’s ability to identify patients with intrinsic breast cancer subtypes that may potentially benefit from CDK4/6 inhibitors in place of standard chemotherapy.

Biopharmaceutical Collaborations/Pipeline Advancement:

•
In January 2019, announced a long-term strategic collaboration with Johnson & Johnson Innovation LLC to advance the development and commercialization of novel diagnostic tests to detect lung cancer at its earliest stages, when the disease is most treatable.

•
Presented preliminary data at the American College of Chest Physicians (CHEST) annual meeting for our first-of-its-kind noninvasive nasal swab classifier for improved lung cancer diagnosis. The test, being developed through our Johnson & Johnson collaboration, is expected to launch in early 2021.

•	Launched the second-generation Percepta GSC, completing the transition of our core classifiers to our RNA whole-transcriptome sequencing platform.

•
Announced a multi-year collaboration with Acerta Pharma, the hematology research and development arm of AstraZeneca plc, to provide genomic information that will support the biopharmaceutical company’s development of oncology therapeutics in lymphoma.

Global Expansion:

•
Acquired the exclusive global diagnostic rights to the NanoString nCounter FLEX Analysis System, as well as the Prosigna breast cancer assay and the in-development LymphMark lymphoma subtyping test. We believe this transaction positions us to access a $40 billion global market for our current and pipeline products, by offering a broad menu of advanced genomic tests in oncology and other indications using a distributed-kit model.

2020 Outlook

Veracyte is guiding to full-year 2020 total revenue in the range of $138 million to $142 million and net cash used in operating activities in the range of $8 million to $12 million.

Conference Call and Webcast Details

Veracyte will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss the company’s financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/8zm4rsd5. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations approximately two hours following the completion of the call.

The conference call can be accessed as follows:

U.S./Canada participant dial-in number (toll-free):	(855) 541-0980
International participant dial-in number:	(970) 315-0440
Conference I.D.:	1184223

About Veracyte
Veracyte (Nasdaq: VCYT) is a leading genomic diagnostics company that improves patient care by providing answers to clinical questions that inform diagnosis and treatment decisions without the need for costly, risky surgeries that are often unnecessary. The company's core products are uniquely developed with RNA whole-transcriptome sequencing and machine learning to deliver results that give patients and physicians a clear path forward. Since its founding in 2008, Veracyte has commercialized seven genomic tests and is transforming the diagnosis of thyroid cancer, lung cancer and idiopathic pulmonary fibrosis. In December 2019, Veracyte acquired the exclusive global diagnostic rights to the nCounter platform from NanoString Technologies, Inc., through which it plans to make its genomic tests available to physicians and their patients worldwide. These include commercial and in-development tests in breast cancer and lymphoma, respectively, which Veracyte also acquired through the transaction. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding Veracyte’s expectations regarding full-year 2020 total revenue and net cash used in operating activities, the expected impacts of the acquisition from NanoString on Veracyte, including its ability to expand its platform globally, its ability to increase the efficiency of its advanced genomic testing, and its plans to transfer its current and pipeline genomic tests onto the nCounter system; Veracyte’s ability to advance the development and commercialization of novel diagnostic tests under the collaboration with Johnson & Johnson; the ability of Veracyte to achieve the expected benefits from the Acerta collaboration; and its ability to potentially inform diagnosis and treatment decisions in new oncology indications. Forward-looking statements are neither historical facts nor assurances of future performance, but are based only on our current beliefs, expectations and assumptions. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: Veracyte’s ability to achieve and maintain Medicare coverage for its tests; the benefits of our tests and the applicability of clinical results to actual outcomes; the laws and regulations applicable to Veracyte’s business, including potential regulation by the Food and Drug Administration or other regulatory bodies; Veracyte’s ability to successfully achieve and maintain adoption of and reimbursement for its products; the amount by which use of Veracyte’s products are able to reduce invasive procedures and misdiagnosis, and reduce healthcare costs; the occurrence and outcomes of clinical studies; and other risks set forth in Veracyte’s filings with the Securities and Exchange Commission, including the risks set forth in its annual report on Form 10-K for the year ended December 31, 2019. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.
Veracyte, Afirma, Percepta, Envisia, Prosigna, LymphMark, and the Veracyte logo are trademarks of Veracyte, Inc. Other trademarks are the property of their respective owners.

VERACYTE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands of dollars, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues:
Testing revenue	$28.557	$25.5	$107,355	$91,058
Product revenue	923	—	923	—
Biopharmaceutical revenue	250	250	8,090	950
Collaboration revenue	—	—	4,000	—
Total revenue	29,730	25,750	120,368	92,008

Operating expenses:
Cost of testing revenue	9,673	8,704	36,077	33,078
Cost of product revenue	446	—	446	—
Research and development	4,443	3,125	14,851	14,820
Selling and marketing	14,183	10,066	53,691	41,313
General and administrative	8,581.00	6,645.00	29,029.00	23,963.00
Intangible asset amortization	601	267	1,401	1,067
Total operating expenses	37,927	28,807	135,495	114,241
Loss from operations	(8,197)	(3,057)	(15,127)	(22,233)
Interest expense	(81)	(536)	(677)	(1,963)
Other income, net	820	488	3,205	1,197
Net loss and comprehensive loss	$(7,458)	$(3,105)	$(12,599)	$(22,999)
Net loss per common share, basic and diluted	$(0.15)	$(0.08)	$(0.27)	$(0.62)
Shares used to compute net loss per common share, basic and diluted	49,095,703	40,731,334	46,138,177	37,020,246

VERACYTE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2019	2018
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$159,317	$77,995
Accounts receivable	19,329	13,168
Supplies	6,806	3,402
Prepaid expenses and other current assets	2,235	2,387
Total current assets	187,687	96,952
Property and equipment, net	8,933	8,940
Right-of-use assets - operating lease	8,808	—
Finite-lived intangible assets, net	65,019	12,000
Goodwill	2,725	1,057
Restricted cash	603	603
Other assets	1,437	1,086
Total assets	$275,212	$120,638
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,328	$2,516
Accrued liabilities	13,734	9,186
Current portion of long-term debt	—	1,357
Current portion of operating lease liability	1,407	—
Total current liabilities	17,469	13,059
Long-term debt	694	23,925
Deferred rent, net of current portion	—	3,899
Acquisition related contingent consideration	6,088	—
Operating lease liability, net of current portion	11,506	—
Total liabilities	35,757	40,883
Total stockholders’ equity	239,455	79,755
Total liabilities and stockholders’ equity	$275,212	$120,638

(1) The condensed balance sheet at December 31, 2018 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 25, 2019.

VERACYTE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands of dollars)

	Twelve Months Ended December 31,
	2019	2018
Operating activities
Net loss	$(12,599)	$(22,999)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,117	3,920
(Gain) loss on disposal of property and equipment	(23)	—
Stock-based compensation	9,807	5,958
Other income	—	(93)
Amortization and write-off of debt discount and issuance costs	83	32
Interest on end-of-term debt obligations and prepayment penalty	229	312
Changes in operating assets and liabilities:
Accounts receivable	(6,161)	(452)
Supplies	(3,404)	1,922
Prepaid expenses and other current assets	154	(517)
Right-of-use assets - operating lease and operating lease liability	(171)	—
Other assets	(351)	(760)
Accounts payable	(141)	(1,568)
Accrued liabilities and deferred rent	5,228	724
Net cash used in operating activities	(3,232)	(13,521)
Investing activities
Cash paid for acquisition	(40,000)	—
Purchases of property and equipment	(2,756)	(1,874)
Proceeds from disposal of property and equipment	23	—
Net cash used in investing activities	(42,733)	(1,874)
Financing activities
Proceeds from the issuance of common stock in a public offering, net of issuance costs	137,848	55,038
Payment of long-term debt	(24,900)	—
Proceeds from legal settlement regarding short-swing profits	—	403
Payment of financial lease liability	(308)	(292)
Proceeds from the exercise of common stock options and employee stock purchases	14,647	4,350
Net cash provided by financing activities	127,287	59,499
Net increase in cash, cash equivalents and restricted cash	81,322	44,104
Cash, cash equivalents and restricted cash at beginning of period	78,598	34,494
Cash, cash equivalents and restricted cash at end of period	$159,920	$78,598

Supplementary cash flow information of non-cash investing and financing activities:

Operating lease liability arising from obtaining right-of-use - operating lease at beginning of period	$14,118	$—
Shares issued for purchase consideration for a business combination	$10,000	$—
Deferred purchase consideration for a business combination	$6,088	$—
Purchases of property and equipment included in accounts payable and accrued liabilities	$226	$273

Supplementary cash flow information:
Cash paid for ineterest on debt	$332	$1,547
Cash paid for tax	$35	$79

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands of dollars)

	December 31,	December 31,
	2019	2018
Cash and cash equivalents	$159,317	$77,995
Restricted cash	603	603
Total cash, cash equivalents and restricted cash	$159,920	$78,598

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Investor Contact:
Keith Kennedy
Chief Operating Officer and Chief Financial Officer
650-243-6357
keith@veracyte.com

Media Contact:
Tracy Morris
650-380-4413
Tracy.Morris@Veracyte.com